UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2012

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition Assets.
On March 22, 2012, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), the sole general partner of Brandywine Realty Trust (the "Parent Company" and, together with the Operating Partnership, the "Company") and the limited partnership through which the Parent Company owns its assets and conducts its operations, sold a 268,240 square foot office property (the "Property") located in Herndon, Virginia for $91.1 million to Wells Core REIT-South Lake at Dulles Corner LLC. We are not affiliated with the purchaser, and the terms of the transaction were determined through arm's-length negotiations.
The operations of the Property and related assets and liabilities are included in discontinued operations in the accompanying unaudited pro forma consolidated financial statements for all periods presented, unless otherwise noted. In connection with this sale, we estimate that we will recognize a gain on sale in the amount of $14.5 million during the three month period ended March 31, 2012.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma consolidated balance sheet of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of December 31, 2011 and unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. for the years ended December 31, 2011, 2010 and 2009, including notes thereto, and filed as Exhibit 99.1 hereto incorporated herein by reference.
(d) Exhibits 99.1 Description
99.1 Unaudited pro forma consolidated balance sheet of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of December 31, 2011 and unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership, for the years ended December 31, 2011, 2010 and 2009, including notes hereto.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard Sipzner
Howard Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, its sole General Partner
By:	/s/ Howard Sipzner
Howard Sipzner
Executive Vice President and Chief Financial Officer

Date: March 23, 2012

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